UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 28, 2009

MASTECH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive, Suite 500, Pittsburgh, PA	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 28, 2009, the Company’s Board of Directors received and accepted Steven J. Shangold’s resignation from the Company’s Board of Directors and as President and Chief Executive Officer. Sunil Wadhwani will serve as the Company’s interim President and Chief Executive Officer effective immediately. The Board of Directors has begun a search for a permanent replacement.

In connection with his resignation, Mr. Shangold will be entitled, under the terms of his employment agreement and the Company’s Severance Policy, to receive certain payments, subject to his timely execution of a general release. The severance payments include twelve months of base salary, twelve weeks of certain employee benefit coverage, payment of the cost differential between the active employee premium and the cost of elected COBRA coverage until May 2, 2010, one year of continued vesting of outstanding unvested stock options and a maximum one year extension of the exercise period for vested stock options under the Company’s Stock Incentive Plan.

Mr. Wadhwani is a co-founder of Mastech and Co-Chairman of the Company’s Board of Directors. Mr. Wadhwani’s business experience and related party transactions are more particularly described in the Company’s 2009 Proxy Statement for the fiscal year ending December 31, 2008, which was filed with the United States Securities and Exchange Commission on April 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH HOLDINGS, INC.

By:	/s/ John J. Cronin
Name:	John J. Cronin
Title:	Chief Financial Officer

April 28, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release From Mastech Holdings, Inc., dated April 28, 2009.